STOCK PURCHASE AGREEMENT

                                      Among

                                  X-CEED, INC.

                                WILLIAM N. ZABIT

                                       and

                               JOYCE M. WESOLOWSKI





                                September 2, 1998

                                               TABLE OF CONTENTS

                                                                            Page

ARTICLE I             PURCHASE AND SALE.......................................1
         1.1          Agreement to Sell and Purchase..........................1
         1.2          Purchase Price..........................................1
         1.3          The Closing.............................................1
         1.4          Deliveries at the Closing...............................2

ARTICLE II            REPRESENTATIONS AND WARRANTIES OF THE SELLERS...........2
         2.1          Authority...............................................2
         2.2          Organization and Qualification..........................2
         2.3          Capital Structure.......................................3
         2.4          Title...................................................3
         2.5          Subsidiaries; Equity Investments........................3
         2.6          No Conflict with Other Instruments......................3
         2.7          Governmental Consents...................................4
         2.8          Financial Statements....................................4
         2.9          Absence of Changes......................................5
         2.10         Properties..............................................6
         2.11         Taxes...................................................6
         2.12         Employees...............................................8
         2.13         Compliance with Law.....................................8
         2.14         Litigation..............................................8
         2.15         Contracts...............................................9
         2.16         No Default..............................................9
         2.17         Proprietary Rights.....................................10
         2.18         Brokers or Finders.....................................10
         2.19         Related Parties........................................10
         2.20         Certain Advances.......................................10
         2.21         Underlying Documents...................................11
         2.22         No Misleading Statements...............................11

ARTICLE III           REPRESENTATIONS AND WARRANTIES OF X-CEED...............11
         3.1          Organization and Qualification.........................11
         3.2          Authority..............................................11
         3.3          No Conflict with Other Instruments.....................11
         3.4          Governmental Consents..................................12
         3.5          Brokers or Finders.....................................12
         3.6          No Misleading Statements...............................12
         3.7          Investment Intent......................................12

ARTICLE IV            ADDITIONAL AGREEMENTS..................................13
         4.1          Pre-Closing Covenants..................................13

                                       -i-


^ ^

                                                                            Page


         4.2          Post-Closing Covenants.................................15

ARTICLE V             CONDITIONS PRECEDENT TO CLOSING........................17
         5.1          Conditions to the Obligations of X-ceed................17
         5.2          Conditions to Obligations of Sellers...................18

ARTICLE VI            INDEMNIFICATION........................................19
         6.1          Survival of Representations and Warranties.............19
         6.2          Indemnification by the Sellers.........................19
         6.3          Indemnification by X-ceed..............................20
         6.4          Defense of Claims......................................20

ARTICLE VII           TERMINATION, AMENDMENT, WAIVER, CLOSING................21
         7.1          Termination............................................21
         7.2          Effect of Termination..................................22
         7.3          Amendment or Supplement................................22
         7.4          Extension of Time, Waiver..............................22

ARTICLE VIII          GENERAL................................................23
         8.1          Notices................................................23
         8.2          Headings...............................................24
         8.3          Counterparts...........................................24
         8.4          Entire Agreement; Assignment...........................24
         8.5          Severability...........................................24
         8.6          Other Remedies.........................................24
         8.7          Governing Law..........................................24
         8.8          Arbitration............................................24
         8.9          Absence of Third-Party Beneficiary Rights..............25


                                      -ii-


^ ^

                            STOCK PURCHASE AGREEMENT



        THIS STOCK PURCHASE AGREEMENT (this "Agreement") is entered into as of September 2, 1998, by and among X-CEED, INC., a Delaware corporation ("X-ceed"), and WILLIAM N. ZABIT ("Zabit") and JOYCE M. WESOLOWSKI ("Wesolowski" and together with Zabit, individually a "Seller" and collectively the "Sellers"). X-ceed and each of the Sellers are sometimes referred to herein individually as a "Party" and collectively as the "Parties."

                                    RECITALS

        The Sellers own all of the outstanding capital stock of Water Street Design Group Incorporated, a Nevada corporation ("Water Street").

        This Agreement contemplates a transaction in which X-ceed will purchase from the Sellers, and the Sellers will sell to X-ceed, all of the outstanding capital stock of and the assets of Water Street in return for the Purchase Price (as defined below).

        NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:


                                    ARTICLE I

                                PURCHASE AND SALE

        1.1 Agreement to Sell and Purchase. On and subject to the terms and conditions of this Agreement, X-ceed agrees to purchase from each Seller, and each Seller agrees to sell to X-ceed the shares of capital stock of Water Street (the "Shares") set forth opposite such Seller's name on Exhibit A attached hereto, representing all of the issued and outstanding capital stock of Water Street free and clear of claims, nominee or trust arrangements, pledges, security interests, liens, rights of first refusal or similar rights, options, contractual commitments, restrictions, charges and encumbrances of any nature whatsoever, for the consideration specified in this Article 1.

        1.2 Purchase Price. X-ceed agrees to pay at the Closing the Purchase Price by a certified or bank check in New York Clearing House (same day) funds or a wire transfer to (i) Zabit, in the principal amount of one million six hundred thousand dollars ($1,600,000), and (ii) Wesolowski, in the principal amount of four hundred thousand dollars ($400,000). The delivery of the Purchase Price to each Seller represents payment in full for the Shares to be sold by each Seller hereunder.

^ ^

        1.3 The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Pillsbury Madison & Sutro LLP in San Francisco, California, commencing at 9:00 a.m. local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby or such other date as X-ceed and the Sellers may mutually determine (the "Closing Date"). It is presently anticipated that the Closing Date will be on or about September 3, 1998.

        1.4 Deliveries at the Closing. At the Closing, (i) the Sellers shall deliver to X-ceed the various certificates, instruments, and documents referred to in Section 5.1 below, (ii) X-ceed shall deliver to the Sellers the various certificates, instruments, and documents referred to in Section 5.2 below, (iii) the Sellers shall deliver to X-ceed stock certificates representing all of the Shares, duly endorsed in blank or accompanied by stock powers duly executed in blank by the applicable Seller and customary instruments of transfer sufficient to convey good and marketable title to the Shares, and (iv) X-ceed shall deliver to the Sellers the consideration specified in Section 1.2 above.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

        The Sellers, severally and jointly, represent and warrant to X-ceed as follows:

        2.1 Authority. Such Seller has all full power and authority to enter into this Agreement and to perform his or her obligations hereunder and consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the performance by such Seller of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of such Seller. This Agreement is a valid and binding obligation of such Seller.

        2.2 Organization and Qualification. Water Street is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite power and authority to own, lease and operate its respective properties and to carry on its business as now being conducted.

        Water Street is qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which the nature of its business requires such qualification, except where the failure to be so qualified or in good standing which, taken together with all other such failures, would not have a material adverse effect on Water Street. As used in this Agreement, any reference to any event, change or effect being "material" or "materially adverse" or having a "material adverse effect" on or with respect to an entity (or group of entities, taken as a whole) means such event, change or effect is material or materially adverse, as the case may be, to the business, condition (financial or otherwise), properties, assets, liabilities, or results of operations of such entity (or, if with respect thereto, of such group of entities taken as a whole).

^ ^

        The Sellers have delivered or made available to X-ceed true, complete and correct copies, with respect to Water Street, of its (i) Articles of Incorporation and Bylaws (or other applicable charter documents), as amended to the date hereof, (ii) minutes of all of directors' and shareholders' meetings (or other applicable meetings), complete and accurate as of the date hereof, and
(iii) form of stock certificates, option agreements and rights to purchase shares of its capital stock or other equity interests. Such Articles of Incorporation and Bylaws and other applicable charter documents are in full force and effect.

        2.3    Capital Structure.

        (a) The authorized capital stock of Water Street consists of one million (1,000,000) shares of common stock, par value (cent).0001. As of the date of this Agreement, there were issued and outstanding ten thousand (10,000) Shares.

        (b) As of the date of this Agreement, there were no outstanding options to the Shares.

        (c) Other than as described paragraphs (a) and (b) above, there are no other outstanding shares of capital stock or other equity securities of Water Street and no other options, warrants, calls, conversion rights, commitments or agreements of any character to which Water Street is a party or by which Water Street may be bound that do or may obligate Water Street to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of Water Street's capital stock or securities convertible into or exchangeable for Water Street's capital stock or that do or may obligate Water Street to grant, extend or enter into any such option, warrant, call, conversion right, commitment or agreement.

        (d) Of the issued and outstanding Shares, no shares are subject to repurchase or redemption. All outstanding Shares are validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, Water Street's Articles of Incorporation or Bylaws or any agreement to which Water Street is a party or by which Water Street may be bound. All outstanding securities of Water Street have been issued in compliance with applicable federal and state securities laws.

        2.4 Title. Each Seller holds of record and owns beneficially the Shares set forth opposite his or her name on Exhibit A free and clear of any restrictions on transfer (other than any restrictions under the Securities Act of 1933, as amended (the "Securities Act") and state securities laws), claims, Taxes, liens, pledges, options, warrants, rights, contracts, calls, commitments, equities and demands. Such Seller is not a party to any option, warrant, right, contract, call, put, or other agreement providing for the disposition of any capital stock of Water Street (other than pursuant to this Agreement). Such Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to any capital stock of Water Street.

        2.5 Subsidiaries; Equity Investments. Water Street does not have and has never had any subsidiaries or companies controlled by Water Street and does not own and has never

^ ^
owned any equity interest in, or controlled, directly or indirectly, any other corporation, partner ship, joint venture, trust, firm or other entity.

        2.6 No Conflict with Other Instruments. The execution, delivery and performance of this Agreement and the transactions contemplated hereby (a) will not result in any violation of, conflict with, constitute a breach, violation or default (with or without notice or lapse of time, or both) under, give rise to a right of termination, cancellation, forfeiture or acceleration of any obligation or loss of any benefit under, or result in the creation or encumbrance on any of the properties or assets of Water Street pursuant to (i) any provision of Water Street's Articles of Incorporation or Bylaws or (ii) any agreement, contract, understanding, note, mortgage, indenture, lease, franchise, license, permit or other instrument to which Water Street is a party or by which the properties or assets of Water Street is bound, or (b) to the knowledge of Water Street, conflict with or result in any breach or violation of any statute, judgment, decree, order, rule or governmental regulation applicable to Water Street or its properties or assets, except, in the case of clauses (a)(ii) and (b) for any of the foregoing that would not, individually or in the aggregate, have a material adverse effect on Water Street taken as a whole, or that could not result in the creation of any material lien, charge or encumbrance upon any assets of Water Street or that could not prevent, materially delay or materially burden the transactions contemplated by this Agreement.

        2.7 Governmental Consents. No consent, approval, order or authorization of, or registration, declaration of, or qualification or filing with, any court, administrative agency, commission, regulatory authority or other governmental or administrative body or instrumentality, whether domestic or foreign, is required by or with respect to Water Street in connection with the execution, delivery and performance of this Agreement by Water Street or the consummation by Water Street of the transactions contemplated hereby, except such consents, approvals, orders, authorizations, registrations, declarations, qualifications or filings as may be required under federal or state securities laws in connection with the transactions contemplated hereby.

        2.8 Financial Statements. The Sellers have previously furnished to X-ceed a complete and accurate copy of the reviewed combined financial statements of Water Street and Zabit & Associates, Inc. ("Zabit & Associates") for the fiscal years ended December 31, 1996 and December 31, 1997 and the internal/unaudited financial statements of Water Street for the six month period ended June 30, 1998 and the supplementary schedules thereto (the "Water Street Financial Statements"). The Sellers believe that the Water Street Financial Statements, as they relate to Water Street, are complete and correct in all material respects (except that the June 30, 1998 financial statements do not have footnotes thereto and the Water Street Financial Statements have not been audited) and have been generally prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated and are consistent with each other. The Water Street Financial Statements accurately set out and describe the financial condition and operating results of Water Street as of the dates, and for the periods, indicated therein, subject to normal year-end adjustments. At the date of the Water Street Financial Statements and as of the Closing Date, except as set forth in the Water Street Disclosure Schedule, Water Street had and will have no liabilities or

^ ^
obligations, secured or unsecured (whether accrued, absolute, contingent or otherwise and whether or not required to be reflected on the balance sheet of Water Street (the "Water Street Balance Sheet") under GAAP) not reflected in the Water Street Financial Statements or the accompanying notes thereto except for liabilities and obligations that have arisen in the ordinary course of business prior to the date of the Water Street Financial Statements and which, under GAAP, would not have been required to be reflected in the Water Street Financial Statements and except for liabilities incurred in the ordinary course of business since the date of the Water Street Financial Statements which are usual and normal in amount. Water Street maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.

        2.9 Absence of Changes. Since July 31, 1998, except as otherwise contemplated by this Agreement, Water Street has conducted its respective business only in the ordinary and usual course and, without limiting the generality of the foregoing:

        (a) There have been no material changes in the condition (financial or otherwise), business, assets, properties, employees, operations, obligations or liabilities of Water Street, taken as a whole, which, in the aggregate, have had or may be reasonably expected to have a material adverse effect on Water Street;

        (b) Water Street has not issued, or authorized for issuance, or entered into any commitment to issue, any equity security, bond, note or other security;

        (c) Water Street has not incurred additional debt for borrowed money, or incurred any obligation or liability except in the ordinary course of business consistent with past practice;

        (d) Water Street has not paid any obligation or liability, or discharged, settled or satisfied any claim, lien or encumbrance, except for current liabilities in the ordinary course of business consistent with past practice;

        (e) Water Street has not declared or made any dividend, payment or other distribution on or with respect to any share of capital stock;

        (f) Water Street has not purchased, redeemed or otherwise acquired or committed itself to acquire, directly or indirectly, any share or shares of its capital stock;

        (g) Water Street has not mortgaged, pledged, or otherwise encumbered any of its assets or properties, except for liens for current taxes which are not yet delinquent and purchase-money liens arising out of the purchase or sale of services or products made in the ordinary course of business consistent with past practice;

        (h) Water Street has not disposed of, or agreed to dispose of, by sale, lease, license or otherwise, any asset or property, tangible or intangible, except in the ordinary course of business consistent with past practice, and in each case for a consideration believed to be at least equal to the fair value of such asset or property;

^ ^

        (i) Water Street has not purchased or agreed to purchase or otherwise acquire any securities of any corporation, partnership, joint venture, firm or other entity;

        (j) Water Street has not made any expenditure or commitment for the purchase, acquisition, construction or improvement of a capital asset, except in the ordinary course of business consistent with past practice;

        (k) Water Street has not entered into any material transaction or contract, or made any commitment to do the same;

        (l) Water Street has not sold, assigned, licensed, transferred or conveyed, or committed itself to sell, assign, transfer or convey, any Water Street Proprietary Rights (as defined in Section 2.17);

        (m) Water  Street  has not  adopted or  amended  any  bonus,  incentive, profit-sharing, stock option, stock purchase, pension, retirement, deferred-compensation, severance, life insurance, medical or other benefit plan, agreement, trust, fund or arrangement for the benefit of employees of any kind whatsoever, nor entered into or amended any agreement relating to employment, services as an independent contractor or consultant, or severance or termination pay, nor agreed to do any of the foregoing;

        (n) Water Street has not effected or agreed to effect any change in its directors, officers or key employees; and

        (o) Water Street has not effected or committed itself to effect any amendment or modification in its Articles of Incorporation or Bylaws.

        2.10   Properties.

        Water Street does not own any real property, nor has it ever owned any real property. The Water Street Financial Statements reflect all of the real and personal property owned or used by Water Street in its business or otherwise held by Water Street, except for (i) property acquired or disposed of in the ordinary course of business consistent with past practice of Water Street, since the date of the Water Street Balance Sheet, and (ii) personal property not required under GAAP to be reflected thereon. Water Street has good and marketable title to all assets and properties listed in the Water Street Financial Statements or thereafter acquired, free and clear of any imperfections of title, lien, claim, encumbrance, restriction, charge or equity of any nature whatsoever, except for liens of current taxes not yet delinquent. All of the fixed assets and properties reflected in the Water Street Financial Statements or thereafter acquired are in good condition and repair for the requirements of the business as presently conducted by Water Street.

^ ^

        2.11   Taxes.

        (a) For purposes of this Agreement, the following terms have the following meanings: "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means any and all taxes, including without limitation (i) any income, profits, alternative or add-on minimum tax, gross receipts, sales, use, value-added, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, net worth, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any governmental entity responsible for the imposition of any such tax (domestic or foreign) (a "Taxing Authority"), (ii) any liability for the payment of any amounts of the type described in clause (i) above as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period or as the result of being a transferee or successor thereof, and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) above as a result of any express or implied obligation to indemnify any other person.

        (b) All Tax returns, statements, reports and forms (including estimated Tax returns and reports and information returns and reports) required to be filed with any Taxing Authority with respect to any Taxable period ending on or before the Closing Date, by or on behalf of Water Street (collectively, the "Water Street Returns"), have been or will be filed when due (including any extensions of such due date), and all amounts shown to be due thereon on or before the Closing Date have been or will be paid on or before such date. All the Water Street Returns are true and correct in all material respects. Water Street has no liability for Taxes, other than as shown on the Water Street Returns, except for positions taken in good faith and for which adequate reserves have been established. The Water Street Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof. The Water Street Financial Statements (i) fully accrue consistent with GAAP all actual and contingent liabilities for Taxes with respect to all periods through the date of the Water Street Financial Statements and (ii) properly accrue consistent with GAAP all liabilities for Taxes payable after the date of the Water Street Balance Sheet with respect to all transactions and events occurring on or prior to such date. All information set forth in the notes to the Water Street Financial Statements relating to Tax matters is true, complete and accurate in all material respects.

        (c) No Tax liability has been incurred since December 31, 1997 other than in the ordinary course of business and adequate provision has been made for all Taxes since that date on at least a quarterly or, with respect to employment taxes, monthly basis. Water Street has withheld and paid to the applicable financial institution or Taxing Authority all amounts required to be withheld by it. Copies of all Water Street Returns filed with respect to federal income tax returns for Taxable years of Water Street ending prior to the date hereof have been provided to X-ceed. Water Street has not been granted any extension or waiver of the limitation period applicable to any Water Street Return.

^ ^

        (d) There is no claim, audit, action, suit, proceeding or investigation now pending or threatened against or with respect to Water Street in respect of any Tax or assessment. There are no liabilities for Taxes with respect to any notice of deficiency or similar document of any Tax Authority received by Water Street which have not been satisfied in full (including liabilities for interest, additions to tax and penalties thereon and related expenses). Neither Water Street, nor any person on behalf of Water Street has entered into or will enter into any agreement or consent pursuant to Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code"). There are no liens for Taxes upon the assets of Water Street except liens for current Taxes not yet due. Except as may be required as a result of the transactions contemplated by this Agreement or as otherwise disclosed to Water Street, Water Street has not been nor will it be required to include any adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Closing Date.

        (e) There is no contract, agreement, plan or arrangement, including without limitation the provisions of this Agreement, covering any employee or independent contractor or former employee or independent contractor of Water Street that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code (as determined without regard to Section 280G(b)(4)). Other than pursuant to this Agreement, Water Street is not a party to or bound by (nor will it prior to the Closing Date become a party to or bound by) any tax indemnity, tax sharing or tax allocation agreement (whether written, unwritten or arising under operation of federal law as a result of being a member of a group filing consolidated tax returns, under operation of certain state laws as a result of being a member of a unitary group, or under comparable laws of other states or foreign jurisdictions) which includes a party other than Water Street. None of the assets of Water Street (i) is property that Water Street is required to treat as owned by any other person pursuant to the so-called "safe harbor lease" provisions of former Section 168(f)(8) of the Code, (ii) directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code, or (iii) is "tax exempt use property" within the meaning of Section 168(h) of the Code. Water Street has not participated in (and prior to the Closing Date Water Street will not participate in) an international boycott within the meaning of Section 999 of the Code. Water Street has previously provided or made available to X-ceed complete and accurate copies of all Water Street Returns, and, as reasonably requested by X-ceed, prior to or following the date hereof, presently existing information statements, reports, work papers, Tax opinions and memoranda and other Tax data and documents.

        2.12 Employees. Water Street does not have any employment contract with any officer or employee or any other consultant or person which is not terminable by it at will without liability, except as the right of Water Street to terminate its employees at will may be limited by applicable federal, state or foreign law. Water Street does not have any deferred compensation, pension, health, profit sharing, bonus, stock purchase, stock option, hospitalization, insurance, severance, workers' compensation, supplemental unemployment benefits, vacation benefits, disability benefits, or any other employee pension benefit (as defined in the Employee Retirement Income Security Act of 1974 ("ERISA") or otherwise) or welfare benefit plan or

^ ^
obligation covering any of its officers or employees ("Employee Plans") or any informal understanding with respect to the foregoing. The employees of Water Street are covered by the Employee Plans maintained by Zabit & Associates. Water Street does not maintain or has ever maintained or contributed to any Employee Plan subject to Title IV of ERISA (relating to defined benefit plans).

        There are no controversies or labor disputes or union organization activities pending or threatened between Water Street and any of its employees. None of the employees of Water Street belongs to any union or collective bargaining unit. Water Street has complied with all applicable foreign, state and federal equal employment opportunity and other laws and regulations related to employment or working conditions.

        2.13 Compliance with Law. All material licenses, franchises, permits, clearances, consents, certificates and other evidences of authority of Water Street which are necessary to the conduct of Water Street's business ("Water Street Permits") are in full force and effect and Water Street is not in violation of any Water Street Permit in any material respect. Except for exceptions which would not have a material adverse effect on Water Street, the business of Water Street has been conducted in accordance with all applicable laws, regulations, orders and other requirements of governmental authorities.

        2.14 Litigation. To the best of the Sellers' knowledge, there is no claim, dispute, action, proceeding, notice, order, suit, appeal or investigation, at law or in equity, pending or, to the knowledge of the Sellers, threatened, against Water Street or any of its directors, officers, employees or agents, or involving any of their respective assets or properties used in or related to the business of Water Street, before any court, agency, authority, arbitration panel or other tribunal. The Sellers are not aware of any facts which, if known to the Sellers, would result in any such claim (other than customary and normal returns of product in the ordinary course of business consistent with past practice), dispute, action, proceeding, suit or appeal or investi gation. Water Street is not subject to any order, writ, injunction or decree of any court, agency, authority, arbitration panel or other tribunal, nor is Water Street in default with respect to any notice, order, writ, injunction or decree, any of which would have a material adverse effect on Water Street.

        2.15 Contracts. Schedule 2.15 contains a complete and accurate list of each executory contract and agreement in the following categories to which Water Street is a party, or by which Water Street is bound in any respect: (a) agreements for the purchase, sale, lease or other disposition of equipment, goods, materials, supplies, or capital assets, or for the performance of services which are not terminable without penalty on thirty (30) days' notice, in any case involving more than ten thousand dollars ($10,000); (b) contracts or agreements for the joint performance of work or services, and all other joint venture, collaboration, research, or other agreements, and grant requests or proposals for research and development contracts in excess of twenty-five thousand dollars ($25,000) each; (c) management or employment contracts, con sulting contracts, collective bargaining contracts, termination and severance agreements; (d) notes, mortgages, deeds of trust, loan agreements, security agreement, guarantees, debentures, indentures, credit agreements and other evidences of indebtedness; (e) warrants,

^ ^
repurchase or other contracts or agreements relating to the issuance of capital stock or other equity interests of Water Street; (f) contracts or agreements with agents, brokers, consignees, sale representatives or distributors; (g) contracts or agreements with any director, officer, employee, consultant or stockholder; (h) powers of attorney or similar authorizations granted by Water Street to third parties; (i) patents, licenses, sublicenses, royalty agreements and other contracts or agreements to which Water Street is a party, or otherwise subject, relating to technical assistance or to Water Street Proprietary Rights;
(j) personal property or capital equipment leases and other rental, use or service arrangements of Water Street involving payment obligations in excess of twenty-five thousand dollars ($25,000) and which cannot be terminated without penalty on thirty (30) days' notice; and (k) other material contracts.

        Water Street has not, nor, to the knowledge of the Sellers, has any of its employees entered into any contract or agreement containing covenants limiting the right of Water Street to compete in any business or with any person. As used in this Agreement, the terms "contract" and "agreement" include every contract, agreement, commitment, understanding and promise, whether written or oral.

        2.16   No Default.

        (a) Each of the contracts, agreements or other instruments referred to in Section 2.15 is a legal, binding and enforceable obligation by or against Water Street subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar federal or state laws affecting the rights of creditors and the effect or availability of rules of law governing spe cific performance, injunctive relief or other equitable remedies. No party with whom Water Street has an agreement or contract is in default thereunder or has breached any term or provision thereof where such default or breach would have a material adverse effect on the business of Water Street.

        (b) Water Street has performed, or is now performing, the obligations of, and Water Street is not in material default (or would by the lapse of time and/or the giving of notice be in material default) in respect of, any contract, agreement or commitment binding upon it or its assets or properties and material to the conduct of its business. No third party has notified Water Street of any claim, dispute or controversy with respect to any of the executory contracts of Water Street nor has Water Street received notice or warning of alleged nonperformance, delay in delivery or other noncompliance by Water Street with respect to its obligations under any of those contracts, where such alleged nonperformance, delay in delivery or other noncompliance would have a material adverse effect on Water Street, nor are there any facts which exist indicating that any of those contracts may be totally or partially terminated or suspended by the other parties thereto.

        2.17   Proprietary Rights.

        (a) Except as would not reasonably be expected to have a material adverse effect on Water Street, Water Street owns, or is licensed to use, all intangible and intellectual property used in or related to the business conducted by Water Street (collectively, the "Water Street

^ ^

Proprietary Rights"), including (a) all trademarks, service marks, trade names, trade styles, copyrights and all registrations or applications therefor, (b) all patents, inventions and all registrations or applications therefor, and (c) all licenses, sublicenses and other agreements to which Water Street is a party, either as licensee or licensor or otherwise, related to any of the Water Street Proprietary Rights. Water Street has not engaged in any conduct or omitted to perform any necessary act, the result of which would invalidate, abandon or otherwise render Water Street's rights to any Water Street Proprietary Rights unenforceable. Water Street is not required to pay any royalty, license, fee or other similar compensation with respect to the Water Street Proprietary Rights in connection with the current or prior conduct of the business conducted by Water Street. As used in the business of Water Street as currently conducted, none of the Water Street Proprietary Rights infringes or misappropriates or otherwise violates or has been alleged to infringe, misappropriate or otherwise violate any proprietary rights of any other person or entity, nor is Water Street otherwise in the conduct of its business infringing upon, or alleged to be infringing upon, any proprietary rights of any other person or entity. To the knowledge of the Sellers, no person or entity is engaged in any activity which would constitute infringement of Water Street's rights in the Water Street Proprietary Rights. Water Street is not a party to any agreement to indemnify any other person or entity against any charge of infringement of any proprietary right except customary vendor provisions contained in software contracts.

        2.18 Brokers or Finders. The Sellers are being represented in connection with the transactions contemplated by this Agreement by Wit Capital Corporation, and the Sellers will be responsible for the payment of all fees and expenses in connection with such representation.

        2.19 Related Parties. Water Street provides design services for and receives administrative services and office space from Zabit & Associates, which is majority owned by the Sellers.

        2.20 Certain Advances. There are no receivables of Water Street owing from directors, officers, employees, consultants or shareholders of Water Street or owing by any affiliate of any director or officer of Water Street, other than advances in the ordinary course of business consistent with past practice to officers and employees for reimbursable business expenses which are not in excess of twenty-five thousand dollars ($25,000) for any one individual.

        2.21 Underlying Documents. Copies of any underlying documents listed or described as having been disclosed to X-ceed pursuant to this Agreement have been furnished to X-ceed. All such documents furnished to X-ceed are true and correct copies, and there are no amendments or modifications thereto that have not been disclosed in writing to X-ceed.

        2.22 No Misleading Statements. No representation or warranty made herein, in the Appendices, Schedules and Exhibits attached hereto or any written statement or certificate furnished or to be furnished to X-ceed pursuant hereto or in connection with the transactions contemplated hereby (when read together) contains any untrue statement of a material fact or omits a material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they are made, not misleading. Water Street has

^ ^
disclosed to X-ceed all material information of which it is aware relating specifically to the operations and business of Water Street as of the date of this Agreement or relating to the transactions contemplated by this Agreement.


                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF X-CEED

        X-ceed represents and warrants to Water Street as follows:

        3.1 Organization and Qualification. X-ceed, and each of its Subsidiaries, is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite power and authority to own, lease and operate its respective properties and to carry on its business as now being conducted. As used in this Agreement, "Subsidiary" means a corporation, partnership or other entity in which X-ceed owns directly or indirectly fifty percent (50%) or more of the voting stock, profits, equity or beneficial interest, is a partner of, or otherwise controls the management of.

        X-ceed and each of its Subsidiaries is qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which the nature of its business requires such qualification, except where the failure to be so qualified or in good standing which, taken together with all other such failures, would not have a material adverse effect on X-ceed and its Subsidiaries, taken as a whole.

        3.2 Authority. X-ceed has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder and consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the performance by X-ceed of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of X-ceed, including approval of the X-ceed Board. This Agreement is a valid and binding obligation of X-ceed.

        3.3 No Conflict with Other Instruments. The execution, delivery and performance of this Agreement and the transactions contemplated hereby (a) will not result in any violation of, conflict with, constitute a breach, violation or default (with or without notice or lapse of time, or both) under, give rise to a right of termination, cancellation, forfeiture or acceleration of any obligation or loss of any benefit under, or result in the creation or encumbrance on any of the properties or assets of X-ceed or any Subsidiary pursuant to (i) any provision of X-ceed's Certificate of Incorporation or Bylaws, or the charter or organizational documents of any Subsidiary, as the case may be, or (ii) any agreement, contract, understanding, note, mortgage, indenture, lease, franchise, license, permit or other instrument to which X-ceed or any Subsidiary is a party or by which the properties or assets of X-ceed or any Subsidiary is bound, or
(b) to the knowledge of X-ceed, conflict with or result in any breach or violation of any statute, judgment, decree, order, rule or governmental regulation applicable to X-ceed or any

^ ^

Subsidiary or their respective properties or assets, except, in the case of clauses (a)(ii) and (b) for any of the foregoing that would not, individually or in the aggregate, have a material adverse effect on X-ceed and its Subsidiaries, taken as a whole, or that could not result in the creation of any material lien, charge or encumbrance upon any assets of X-ceed or any Subsidiary or that could not prevent, materially delay or materially burden the transactions contemplated by this Agreement.

        3.4 Governmental Consents. No consent, approval, order or authorization of, or registration, declaration of, or qualification or filing with, any court, administrative agency, commission, regulatory authority or other governmental or administrative body or instrumentality, whether domestic or foreign, is required by or with respect to X-ceed or any Subsidiary in connection with the execution, delivery and performance of this Agreement by X-ceed or the consummation by X-ceed of the transactions contemplated hereby, except for such consents, approvals, orders, authorizations, registrations, declarations, qualifications or filings as may be required under federal or state securities laws in connection with the transactions contemplated hereby.

        3.5 Brokers or Finders. Neither X-ceed nor its Subsidiaries, nor any of their officers, directors or employees, have employed any broker or finder or incurred any liability for any brokerage, finder's or similar fees or commissions in connection with this Agreement or the transactions contemplated hereby.

        3.6 No Misleading Statements. No representation or warranty made herein, in the X-ceed Disclosure Schedule or in the Appendices, Schedules and Exhibits attached hereto or any written statement or certificate furnished or to be furnished to Water Street pursuant hereto or in connection with the transactions contemplated hereby (when read together) contains any untrue statement of a material fact or omits a material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they are made, not misleading. X-ceed has disclosed to Water Street all material information of which it is aware relating specifically to the operations and business of X-ceed as of the date of this Agreement or relating to the transactions contemplated by this Agreement.

        3.7 Investment Intent. X-ceed is acquiring the Shares for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act.

                                   ARTICLE IV

                              ADDITIONAL AGREEMENTS

        4.1 Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing:

        (a) General. Each of the Parties shall use his, her or its commercially reasonable efforts to take all action and to do all things necessary, proper, or advisable to consummate and

^ ^
make effective the transactions contemplated by this Agreement (including satisfying the closing conditions set forth in Article 5 below).

        (b) Notices and Consents. The Sellers shall cause Water Street to give any notices to third parties, and shall cause Water Street to use its best efforts to obtain any third-party consents, that X-ceed may reasonably request in connection with the matters pertaining to Water Street disclosed or required to be disclosed in this Agreement. Each of the Parties shall take any additional action (and the Sellers will cause Water Street to take any additional action) that may be necessary, proper, or advisable in connection with any other notices to, filings with, and authorizations, consents, and approvals of governments, governmental agencies, and third parties that he, she or it may be required to give, make, or obtain.

        (c) Operation of Business. The Sellers shall not cause or permit Water Street to engage in any practice, take any action, embark on any course of inaction, or enter into any transaction outside the ordinary course of business. Without limiting the generality of the foregoing, the Sellers shall not cause or permit Water Street to engage in any practice, take any action, embark on any course of inaction, or enter into any transaction of the sort described in
Section 2.9 above.

        (d) Preservation of Business. The Sellers shall cause Water Street to keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with customers, licensers, suppliers, and employees.

        (e) Full Access. The Sellers shall permit, and the Sellers will cause Water Street to permit, representatives of X-ceed to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of Water Street, to all premises, personnel properties, books, records, contracts, Tax records, and documents of or pertaining to Water Street; provided, however, that no investigation or receipt of information pursuant to this Section 4.1(e) shall affect any representation or warranty of the Sellers or the conditions to the obligations of X-ceed.

        (f) Notice of Developments. The Sellers shall give prompt written notice to X-ceed of any material development affecting the assets, liabilities, business, financial conditions, operations, results of operations, or future prospects of Water Street. Each Party shall give prompt written notice to the other of any material development affecting the ability of the Parties to consummate the transactions contemplated by this Agreement. No disclosure by any Party pursuant to this Section 4.1(f), however, shall be deemed to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

        (g) No Solicitation. Except as set forth in X-ceed's filings with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or with respect to the possible acquisition of Mercury 7 by X-ceed, until the earlier of September 3, 1998, or the date of termination of this Agreement, the Sellers and X-ceed agree that neither shall, nor authorize or permit any Subsidiary or any of its Subsidiaries' officers, directors, agents, representatives or affiliates to, directly or indirectly, take any of the following actions with any

^ ^
party other than the other party to this Agreement and its designees: solicit, initiate, facilitate or encourage (including by way of furnishing or disclosing non-public information) any inquiries or the making of any proposal with respect to any merger, consolidation or other business combination involving Water Street or X-ceed or any of its Subsidiaries or acquisition of any kind of material portion of the capital stock or assets of Water Street or X-ceed or any of its Subsidiaries. The Sellers and X-ceed further agree that neither they nor any of its directors, officers, employees, agents and representatives (including, without limitation, any financial advisor, attorney or accountant) will, nor authorize or permit any Subsidiary or any of its Subsidiaries' officers, directors, agents, representatives or affiliates to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer with respect to (i) a merger, acquisition, consolidation, recapitalization, liquidation, asset sale or similar acquisition involving the purchase, sale or other disposition of all or any significant portion of the assets of Water Street or X-ceed or any of its Subsidiaries, (ii) the issuance, sale or other transfer of any of the shares of the capital stock of Water Street or X-ceed or any of its Subsidiaries (or any securities convertible into or exchangeable or exercisable for such capital stock), or (iii) any agreement, arrangement, contract, license or understanding that could reasonably be expected to obstruct or delay the transactions contemplated herein (an "Acquisition Transaction") or negotiate, explore or otherwise communicate in any way with any third party with respect to any Acquisition Transaction or enter into any agreement, arrangement or understanding with respect to an Acquisition Transaction or requiring it to abandon, terminate, or fail to consummate the transactions contemplated by this Agreement, or make or authorize any statement, recommendation or solicitation in support of any Acquisition Transaction with any third party other than X-ceed and its Subsidiaries or the Sellers. The Sellers and X-ceed agree to notify each other immediately if any such inquiries or proposals regarding any such alternative proposal are received. If the Parties cannot in good faith negotiate mutually agreeable definitive documentation before September 3, 1998, then the Sellers and X-ceed shall be permitted to commence negotiations with other potential purchasers.

        (h) Confidentiality. Each Party shall, and shall cause all of its employees, representatives and professional advisors to, keep confidential and not disclose to any other person or entity any information relating to the other Party which it obtains in the course of its due diligence investigation in connection with this Agreement, and to destroy or return to the other party all copies of such confidential information and extracts therefrom so requested by the other party hereto.

        (i) Expenses. All fees and expenses incurred in connection with the transactions contemplated by this Agreement including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses.

        (j) Public Disclosure. Unless otherwise required by law (including, without limitation, securities laws) and, as to X-ceed, by the rules and regulations of Nasdaq, prior to the Closing

^ ^

Date, no disclosure (whether or not in response to an inquiry) of the discussions or subject matter of this Agreement shall be made by any party hereto unless approved by X-ceed and Water Street in writing prior to release, provided that such approval shall not be unreasonably withheld.

        4.2 Post-Closing Covenants. The Parties agree as follows with respect to the period from the execution of this Agreement and following the Closing:

        (a) General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties shall take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Article 6 below and except as otherwise provided in this Agreement). The Sellers acknowledge and agree that from and after the Closing, X-ceed shall be entitled to possession of all documents, books, records, agreements, files, and financial data of any sort in the possession of the Sellers relating to the business and operations of Water Street to the extent not then in the possession of Water Street.

        (b) Tax Matters. (i) The Sellers and X-ceed shall jointly make the elections provided for by Sections 338(g) and 338(h)(10) of the Code and any corresponding elections under state, local, or foreign tax law (collectively, "Section 338 Elections") with respect to the purchase and sale of the Shares pursuant to this Agreement. X-ceed and the Sellers shall cooperate with each other to take all actions necessary and appropriate (including executing and filing such forms, returns, elections, schedules and other documents as may be required) to effect and preserve timely Section 338 Elections. The Sellers and X-ceed shall report the purchase by X-ceed of the Shares pursuant to this Agreement consistent with the Section 338 Elections and shall take no income tax position inconsistent therewith in any Tax Return, any proceeding before any taxing authority or otherwise.

        (ii) The Purchase Price shall be allocated among the Shares by the Sellers (the "Share Allocation") and the Seller's Share Allocation shall be subject to the consent of X-ceed, which consent shall not be unreasonably withheld. Within one hundred eighty (180) days of the Closing Date but in all events no later than sixty (60) days prior to the last date (determined without regard to extensions) on which a Section 338 Election may be filed with any applicable federal, state or local governmental authority, the Sellers shall prepare and deliver to X-ceed a schedule (the "Share Price Allocation Schedule") allocating with the consent of X-ceed, which consent shall not be unreasonably withheld the Modified Aggregate Deemed Sale Price (as defined in Treasury Regulation section 1.338(h)(10)-1(e)(5)) among the assets of Water Street in accordance with the applicable U.S. Treasury Regulations promulgated under
Section 338 of the Code. The Share Allocation and the Share Price Allocation Schedule shall be binding on X-ceed and the Sellers and their affiliates and all Parties agree to act in accordance with such Share Allocation and Share Price Allocation Schedule in the preparation, filing and audit of any income Tax Return.

^ ^

        (iii) Whenever it is necessary for purposes of this Agreement to determine the Tax liability (or assessments and similar charges and expenses) with respect to the assets of Water Street or allocate the Tax attributes of an entity (including Water Street) for a taxable year or period that begins before and ends on or after the Closing Date, the determination shall be made by means of an interim closing of the books and records as of the close of business on the Closing Date, as if a taxable period ended as of the close of business on the Closing Date; provided, however, that periodic Taxes that are not based on income or gross receipts (e.g. real property taxes) shall be allocated by apportioning such Taxes on a per diem basis.

        (iv) In connection with Tax Returns and information reports:

               (A) The Sellers shall be responsible for the timely filing (taking into account any extensions received from the relevant Taxing Authority) of all Tax Returns and information reports required by law to be filed in any jurisdiction in respect of Water Street on or prior to the Closing Date, and shall promptly deliver copies of all such returns and reports to X-ceed, and X-ceed shall be responsible for the timely filing (taking into account any extensions received from the relevant Taxing Authority) of all Tax Returns and information reports required by law to be filed in such jurisdiction in respect of Water Street after the Closing Date;

               (B) Control of any legal or administrative proceedings concerning any such Taxes, and entitlement to any refunds or awards with respect to any such Taxes, shall rest with the Party responsible for payment therefor under this Agreement.

               (C) In the event that any refund, rebate or similar payment is received by the Sellers or X-ceed in respect of Water Street, and which payment pertains to the assessment period in which the Closing Date falls, the Parties agree that such payment will be apportioned between the Sellers and X-ceed in accordance with the provisions of Section 4.2(b)(iii) above; the Sellers shall notify X-ceed in writing within thirty (30) days as to any examination by or disputes with any Taxing Authority that relate to periods of operation through and including the Closing Date and that relate to Water Street which would affect the liability for Taxes of X-ceed or Water Street for any period after the Closing Date or that could result in X-ceed owing money to the Sellers under any provision in this Agreement. X-ceed shall notify the Sellers in writing within thirty (30) days as to any examination by or disputes with any Taxing Authority that relate to Water Street which would affect the liability for Taxes of the Sellers or Water Street for any period on or prior to the Closing Date or that could result in the Sellers owing money to X-ceed or Water Street under any provisions in this Agreement; and

               (D) The Parties shall cooperate, including, without limitation, in connection with any audits by any Taxing Authority and in the preparation of Tax Returns, to avoid payment of duplicate or inappropriate Taxes in respect of Water Street, and each party shall furnish, at the request of the other, proof of payment of such Taxes

^ ^
        and any other documentation that may be a prerequisite to avoiding payment of a duplicate or inappropriate Tax.

        (v) After the Closing, upon reasonable written notice, X-ceed and the Sellers agree to furnish or cause to be furnished to each other and their representatives, employees, counsel and accountants access, during normal business hours, to such information (including records pertinent to Water Street) and assistance relating to Water Street as is reasonably necessary for financial reporting and accounting matters, the preparation and filing of any Tax returns, reports or forms or the defense of any Tax claim or assessment; provided, however, that such access does not unreasonably disrupt the normal operations of the Sellers, X-ceed or Water Street.


                                    ARTICLE V

                         CONDITIONS PRECEDENT TO CLOSING

        5.1 Conditions to the Obligations of X-ceed. The obligations of X-ceed to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived in writing exclusively by X-ceed:

        (a) Representations and Warranties. The representations and warranties of Sellers contained in this Agreement shall be true and correct on the date hereof and on and as of the Closing Date, as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date), except for changes contemplated by this Agreement, and except for such inaccuracies that, considered collectively, have not had and would not reasonably be expected to have a material adverse effect on Water Street (it being understood that, for purposes of determining the accuracy of such representations and warranties, all "material adverse effect" and other materiality qualifications contained in such representations and warranties shall be disregarded).

        (b) Agreements and Covenants. The Sellers shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

        (c) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other regulatory restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect.

        (d) Seller's Certificate. The Sellers shall have furnished X-ceed with a certificate dated the Closing Date and signed by each Seller to the effect that the conditions set forth in Sections 5.1(a) and (b) have been satisfied.

^ ^

        (e) Due Diligence. X-ceed shall have completed, to its reasonable satisfaction, its due diligence investigation of the assets, business, financial affairs and operational strategies of Water Street.

        (f) Material Adverse Effect. Since the date of this Agreement, there shall not have been any material adverse change in the business, financial condition or results of operations of Water Street.

        (g) Third Party Consents. X-ceed shall have been furnished with evidence reasonably satisfactory to it that the Sellers have obtained, or are in the process of obtaining, the consents, approvals, assignments and waivers required to be obtained by the Sellers subject to no term, condition or restriction unacceptable to X-ceed in its sole discretion.

        5.2 Conditions to Obligations of Sellers. The obligations of Sellers to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived in writing exclusively by Sellers:

        (a) Representations and Warranties. The representations and warranties of X-ceed contained in this Agreement shall be true and correct on the date hereof and on and as of the Closing Date, as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date), except for changes contemplated by this Agreement and except for such inaccuracies that, considered collectively, have not had and would not reasonably be expected to have a material adverse effect on X-ceed (it being understood that, for purposes of determining the accuracy of such representations and warranties, all "material adverse effect" and other materiality qualifications contained in such representations and warranties shall be disregarded).

        (b) Agreements and Covenants. X-ceed shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

        (c) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect.

        (d) Officer's Certificate. X-ceed shall have furnished the Sellers with a certificate dated the Closing Date signed on behalf of it by an executive officer to the effect that the conditions set forth in Sections 5.2(a) and (b) have been satisfied.

        (e) Due Diligence. The Sellers shall have completed, to their reasonable satisfaction, their due diligence investigation of the assets, business, financial affairs and operational strategies of X-ceed and its Subsidiaries.

^ ^

        (f) Material Adverse Effect. Since the date of this Agreement, there shall not have been any material adverse change in the business, financial condition or results of operations of X-ceed or its Subsidiaries, taken as a whole.

        (g) Third Party Consents. The Sellers shall have been furnished with evidence reasonably satisfactory to it that X-ceed has obtained,or is in the process of obtaining, the consents, approvals, assignments and waivers required by X-ceed subject to no term, condition or restriction unacceptable to the Sellers in their sole discretion.


                                   ARTICLE VI

                                 INDEMNIFICATION

        6.1    Survival of Representations and Warranties.

        (a) All of the representations and warranties made by the Sellers in this Agreement or in any instrument by the Sellers delivered pursuant to this Agreement shall survive and continue until 5:00 p.m., California time on the date which is sixteen (16) months after the Closing Date and shall not be affected by any investigation conducted for or on behalf of X-ceed with respect thereto or any knowledge acquired by X-ceed or its officers, directors, employees, shareholders or agents as to the accuracy or inaccuracy of any such representation or warranty.

        (b) All of the representations and warranties made by X-ceed in this Agreement or in any instrument by X-ceed delivered pursuant to this Agreement shall survive and continue until 5:00 p.m. California time on the date which is sixteen (16) months after the Closing Date and shall not be affected by any investigation conducted for or on behalf of the Sellers with respect thereto or any knowledge acquired by the Sellers or their employees, shareholders or agents as to the accuracy or inaccuracy of any such representation or warranty.

        (c) The waiver of any condition based on the accuracy of any representation or warranty, or the performance or compliance of any covenant or obligation, will not affect the right to indemnification set forth in this
Article VI.

        6.2 Indemnification by the Sellers. Subject to the limitations set forth herein, by approval and adoption of this Agreement, the Sellers agree to indemnify X-ceed severally for such Seller's pro rata portion (based upon the number of Shares held by such Seller immediately prior to the Closing Date relative to the total number of shares of Shares outstanding immediately prior to the Closing Date) of claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses, and expenses of investigation and defense (calculated after deduction for insurance proceeds recovered or recoverable) incurred by X-ceed directly or indirectly as a result of any inaccuracy or breach of a representation or warranty of the
Sellers contained herein (hereinafter individually a "X-ceed Loss" and collectively "X-ceed Losses"). The right of X-ceed after the

^ ^

Closing Date to assert indemnification claims and receive indemnification payments from the Sellers pursuant to this Article VI shall be the sole and exclusive right and remedy exercisable by such parties with respect to any unintentional inaccuracy or breach in any representation, warranty, or covenant contained in this Agreement or in any instrument delivered pursuant to this Agreement or in connection with the transactions contemplated hereby; provided, however, this section shall not apply to any misrepresentation or breach or warranty of which the Sellers had actual knowledge or any intentional failure to perform or comply with any agreement to which intentional acts and knowing misrepresentations the Sellers shall be liable for all X-ceed Losses with respect thereto. X-ceed may not receive any indemnification from the Sellers unless and until a Claim Notice (as defined in Section 6.4 below) identifying X-ceed Losses, the aggregate cumulative amount of which exceed five hundred thousand dollars ($500,000), have been delivered to the Sellers as provided in
Section 6.4; in such case, X-ceed may recover from the Sellers the entire amount of the cumulative X-ceed Losses. The obligations of the Sellers to indemnify and hold harmless X-ceed shall also apply to any action, claim or suit which arises from the operations of Water Street prior to the Closing Date, to the extent that the aggregate cumulative amount of Water Street's liability thereunder is in excess of five hundred thousand dollars ($500,000) and is not covered by insurance and to the extent that such action, claim, suit or matter is not disclosed in this Agreement or the Schedules attached hereto. The Sellers shall not be obligated to indemnify X-ceed for any claim asserted more than sixteen
(16) months after the Closing Date. In the event of any such third party claim, the procedure set forth in Section 6.4 below shall apply, except that no settlement shall be effective without the Sellers' consent and approval.

        6.3 Indemnification by X-ceed. Subject to the limitations set forth herein, by approval and adoption of this Agreement, X-ceed agrees to indemnify the Sellers for such Seller's pro rata portion (based upon the number of shares of Shares held by such Seller immediately prior to the Closing Date relative to the total number of shares of Shares outstanding immediately prior to the Closing Date) of claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses, and expenses of investigation and defense (calculated after deduction for insurance proceeds recovered or recoverable) incurred by the Sellers directly or indirectly as a result of (a) any inaccuracy or breach of a representation or warranty of X-ceed contained herein or in any instrument delivered pursuant to this Agreement or any failure by X-ceed to perform or comply with any covenant contained herein (hereinafter individually a "Water Street Loss" and collectively "Water Street Losses"). The right of the Sellers after the Closing Date to assert indemnification claims and receive indemnification payments from X-ceed pursuant to this Article VI shall be the sole and exclusive right and remedy exercisable by the Sellers with respect to any unintentional inaccuracy or breach in any representation, warranty, or covenant contained in this Agreement or in any instrument delivered pursuant to this Agreement or in connection with the transactions contemplated hereby; provided, however, this section shall not apply to any misrepresentation or breach or warranty of which X-ceed had actual knowledge or any intentional failure to perform or comply with any agreement to which intentional acts and knowing misrepresentations X-ceed shall be liable for all Water Street Losses with respect thereto. The Sellers may not receive any indemnification from X-ceed unless and until a Claim Notice (as defined in Section 6.4 below) identifying Water Street Losses, the aggregate cumulative

^ ^
amount of which exceed five hundred thousand dollars ($500,000), have been delivered to X-ceed as provided in Section 6.4; in such case, the Sellers may recover from X-ceed the entire amount of the cumulative Water Street Losses.

        6.4 Defense of Claims. No right to indemnification under this Article X shall be available to any party otherwise entitled to indemnification (the "Indemnified Party"), unless such Indemnified Party gives to the party obligated to provide indemnification to such Indemnified Party (the "Indemnitor") a notice (a "Claim Notice") describing in reasonable detail the facts giving rise to any claim for indemnification hereunder promptly after the receipt of knowledge of the facts upon which such claim is based (but in no event later than ten (10) days prior to the time any response to the asserted claim is required); except that the failure of any Indemnified Party to so notify the Indemnitor will not relieve the Indemnitor from any liability it may have if and to the extent the Indemnitor is not prejudiced by such omission. Upon receipt by the Indemnitor of a Claim Notice from an Indemnified Party with respect to any claim of a third party, such Indemnitor may control negotiations towards the resolution of any such claim without the necessity for litigation, and, if litigation ensues, assume the defense thereof at such Indemnitor's cost and with counsel reasonably satisfactory to the Indemnified Party, and the Indemnified Party will extend reasonable cooperation in the defense or prosecution thereof and will furnish such records, information and testimony and attend all such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. The Indemnified Party will have the right to employ its own counsel in any such case, but the fees and expenses of such counsel will be at the expense of the Indemnified Party unless (i) the Indemnitor does not promptly employ counsel reasonably satisfactory to such Indemnified Party to take charge of the defense of such action or (ii) such
Indemnified Party reasonably concludes, based upon the opinion of its outside legal counsel, that there may be one or more legal defenses available to it, or to any other Indemnified Party who has submitted a Claim Notice to the Indemnitor, which are different from or additional to those available to the Indemnitor, in either of which events such reasonable fees and expenses will be borne by the Indemnitor (but in no event will the Indemnitor be required to pay the fees and expenses of more than one counsel employed by more than one Indemnified Party with respect to any claim) and the Indemnitor will not have the right to direct the defense of any such action on behalf of the Indemnified Party. The Indemnitor will have the right, in its sole discretion, to settle any claim for monetary damages for which indemnification has been sought and is available hereunder, except that neither Indemnitor nor the Indemnified Party will settle, compromise or make any disposition of any claim under this Article X which would or may result in liability to the Indemnified Party or Indemnitor, respectively, without the written consent of Indemnitee or Indemnitor, respectively.

^ ^

                                   ARTICLE VII

                     TERMINATION, AMENDMENT, WAIVER, CLOSING

        7.1 Termination. Except as provided in Section 7.2 below, this Agreement may be terminated and the transactions contemplated by this Agreement abandoned at any time prior to the Closing Date:

        (a)    By mutual consent of the Sellers and X-ceed;

        (b) By X-ceed or Water Street if: (i) the Closing has not occurred by September 3, 1998 (provided that the right to terminate this Agreement under this clause (i) shall not be available to any party whose willful failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Closing Date to occur on or before such date); (ii) there shall be a final non-appealable order, decree or ruling of a court of competent jurisdiction in effect preventing consummation of the transactions contemplated by this Agreement; or (iii) there shall be any statute, rule, regulation or non-appealable order enacted, promulgated or issued or deemed applicable to the transactions contemplated by this Agreement by any governmental entity that would make consummation of the transactions contemplated by this Agreement illegal;

        (c) By X-ceed if it is not in material breach of its representations, warranties or obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Sellers or if any representation or warranty of the Sellers shall have become materially untrue, in either case such that the conditions set forth in Section 5.1 would not be satisfied; provided, however, if such breach or breaches are capable of being cured prior to the Closing Date, such breaches shall not have been cured within thirty (30) days of delivery to the Sellers of written notice of such breach or breaches (but no such cure period shall be required if such breach by its nature cannot be cured);

        (d) By the Sellers if they are not in material breach of their representations, warranties or obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of X-ceed or if any representation or warranty of X-ceed shall have become materially untrue, in either case such that the conditions set forth in Section 5.2 would not be satisfied; provided, however, if such breach or breaches are capable of being cured prior to the Closing Date, such breaches shall not have been cured within thirty (30) days of delivery to X-ceed of written notice of such breach or breaches (but no such cure period shall be required if such breach by its nature cannot be cured); or

        (e) By the Sellers if the trailing five (5) day weighted average price of shares of X-ceed Common Stock on the Nasdaq Small Cap Market or the Nasdaq National Market, as the case may be, is less than six dollars ($6) at the close of the business day preceding the Closing Date.

^ ^

        Where  action is taken to  terminate  this  Agreement  pursuant  to this
Section 7.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

        7.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of X-ceed or Water Street, or its respective subsidiaries, officers, directors or shareholders, provided that, the provisions of Sections 4.1(h), 4.1(i) and 4.1(j) of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

        7.3 Amendment or Supplement. This Agreement and all other agreements, documents, instruments and certificates contemplated by, and executed and delivered pursuant to, this Agreement (the "Transaction Documents") may be amended or supplemented at any time before or after approval of this Agreement and any action contemplated by this Agreement or any of the Transaction Documents may be taken by the Sellers to the extent permitted under Nevada law. No amendment or supplement to this Agreement shall be effective unless in writing and signed by each of X-ceed and the Sellers.

        7.4 Extension of Time, Waiver. At any time prior to the Closing Date, X-ceed and the Sellers may, to the extent legally allowed:

             (a) Extend the time for the performance of any of the obligations or other acts of the other party hereto,

               (b) Waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, or

               (c) Waive compliance with any of the agreements or conditions for the benefit of such party contained herein; provided, that no failure or delay by any party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder.

Any agreement on the part of any party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.


                                  ARTICLE VIII

                                     GENERAL

        8.1 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and delivered personally or sent by certified mail,

^ ^
postage prepaid, by telecopy (with receipt confirmed and promptly confirmed by personal delivery, U.S. first class mail, or courier), or by courier service, as follows:

        (a)    If to X-ceed to:

               X-ceed, Inc.
               488 Madison Avenue
               New York, New York 10022
               Attn:  Werner Haase
               Facsimile:  (212) 308-0646

        with a copy to:

               McLaughlin & Stern LLP
               260 Madison Avenue
               New York, New York  10016
               Attn:  Richard Blumberg
               Facsimile:  (212) 448-0066

        (b) If to the Sellers to:

               To the address set forth for
               such Seller on Exhibit A hereto

        with a copy to:

               Pillsbury Madison & Sutro LLP
               235 Montgomery Street
               San Francisco, CA 94104
               Attn:  Gregg Vignos
               Facsimile:  (415) 983-1200

or to such other persons as may be designated in writing by the parties, by a notice given as aforesaid.

        8.2 Headings. The headings of the several sections of this Agreement are inserted for convenience of reference only and are not intended to affect the meaning or interpretation of this Agreement.

        8.3 Counterparts. This Agreement may be executed in counterparts, and when so executed each counterpart shall be deemed to be an original, and said counterparts together shall constitute one and the same instrument.

        8.4 Entire Agreement; Assignment. This Agreement, the Schedules and Exhibits hereto (including the Disclosure Schedule), and the documents and instruments and other

^ ^
agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder (except as provided in Section 8.9 below); and (c), except as contemplated by Section 7.3, shall not be assigned by operation of law or otherwise except as mutually agreed in writing between the parties

        8.5 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

        8.6 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

        8.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto agrees that process may be served them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

        8.8 Arbitration. All disputes arising in connection with or relating to this Agreement, or the breach thereof, shall be finally settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association by one or more arbitrators appointed in accordance with said Rules. The site of such arbitration shall be San Francisco, California. The award of the arbitrator shall be final and binding and may be enforced in any and all courts having jurisdiction over the party against which the award is rendered. The prevailing party in any legal or arbitration action brought by one party against the other shall be entitled, in addition to any other rights and remedies it may have, to reimbursement for its expenses incurred thereby, including the costs of investigation, consultant fees, court costs and reasonable attorney's fees.

        8.9 Absence of Third-Party Beneficiary Rights. No provision of this Agreement is intended, or will be interpreted, to provide to or create for any third-party beneficiary rights or

^ ^
any other rights of any kind in any client, customer, affiliate, shareholder, employee, partner or any party hereto or any other person or entity, and all provisions hereof will be personal solely between the parties to this Agreement.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed, all as of the date first above written.

                                          X-CEED, INC.


                                          By /s/ Werner Haase
                                          Title   Chief Executive Officer


                                          SELLERS:

                                          /s/ William N. Zabit
                                          William N. Zabit

                                          /s/ Joyce M. Wesolowski
                                          Joyce M. Wesolowski

^ ^

                                                                   EXHIBIT A


Seller                        Shares         Purchase Price

William N. Zabit              8,000          $1,600,000
21 Newhall
San Rafael, CA 94901

Joyce M. Wesolowski           2,000          $  400,000
506 Sausalito Avenue
Sausalito, CA 94965